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[PER-SE TECHNOLOGIES LOGO]                                   PER-SE TECHNOLOGIES
                                                          1145 Sanctuary Parkway
                                                                       Suite 200
                                                       Alpharetta, Georgia 30004

                                                                    877/73PER-SE
                                                                  www.per-se.com

                                                CONTACT:
                                                Michele Howard
                                                Per-Se Technologies
                                                voice: 770/237-7827
                                                email: michele.howard@per-se.com

FOR IMMEDIATE RELEASE

            PER-SE TECHNOLOGIES ANNOUNCES ADJUSTMENT TO INCREASE CASH
               CONSIDERATION UNDER MERGER AGREEMENT WITH NDCHEALTH
            CORPORATION; TOTAL CONSIDERATION REMAINS $19.50 PER SHARE

ALPHARETTA, GA. -- DECEMBER 28, 2005 -- Per-Se Technologies, Inc. (Nasdaq: PSTI) today announced that it has elected to exercise its right to increase the cash portion (with a corresponding decrease to the stock portion) of the merger consideration under the terms of its previously announced merger agreement with NDCHealth Corporation (NYSE: NDC). As a result of this election, upon the closing of the merger, each share of NDCHealth common stock will be converted into the right to receive $14.05 in cash, plus a number of shares of Per-Se common stock equal to $5.45 divided by an applicable price per share of Per-Se common stock. Unless Per-Se makes certain issuances of common stock prior to the closing, the applicable price per share of Per-Se common stock will be the average of the volume weighted sales prices per share of Per-Se common stock on the Nasdaq National Market for the 20 consecutive full trading days ending on the third trading day prior to, but not including, the closing date of the merger.

Each company will hold a special meeting of stockholders on January 5, 2006, to consider matters relating to the proposed merger. The merger remains subject to customary closing conditions, including requisite approvals by the stockholders of both companies. The parties expect to close the proposed merger transaction soon after the companies conduct their special meetings of stockholders and receive the requisite stockholder approvals.

ABOUT PER-SE TECHNOLOGIES
Per-Se Technologies (Nasdaq: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare. Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

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                                                             Per-Se NEWS Release
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SAFE HARBOR STATEMENT
This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation
Reform Act of 1995. These statements are based on the current expectations of management of both companies. There are a number of risks and uncertainties that could cause actual results to differ materially from the expectations of management. You are encouraged to consult the filings which Per-Se makes with the Securities and Exchange Commission for more information concerning such risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

IMPORTANT LEGAL INFORMATION
This communication is being made in respect of the proposed merger involving Per-Se Technologies and NDCHealth Corporation. This communication shall not constitute an offer of any securities for sale. Per-Se has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement/prospectus and other relevant documents concerning the proposed merger. Stockholders of Per-Se and NDC are urged to read the registration statement and the joint proxy statement/prospectus, and any other relevant documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from NDCHealth's website (www.ndchealth.com) under the tab "Investor Relations" through the "SEC Filing" link or from Per-Se's website (www.per-se.com) under the tab "Investors" through the "SEC Filing" link.


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